UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2014

Digerati Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

3463 Magic Drive, Suite 259 San Antonio, Texas	78229
(Addresses of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (210) 614-7240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant's Business and Operations

Item 1.03.  Bankruptcy or Receivership.

On May 30, 2013, Digerati Technologies, Inc., Debtor in Possession (the "Company" or "Debtor") filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), Case No. 13-33264 (the "Bankruptcy"), seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code.

On April 4, 2014 (the "Confirmation Date"), the Bankruptcy Court entered the Agreed Order Confirming Joint Plan of Reorganization Filed by Plan Proponents ("Agreed Order") confirming the Plan Proponents Joint Chapter 11 Plan of Reorganization as modified on the record on April 4, 2014 and/or as modified by the Agreed Order (the "Plan").  As used herein, the term "Reorganized Debtor" refers to Digerati Technologies, Inc., a Nevada corporation, after the Confirmation Date and as reorganized by the Plan.

Summary of the Plan

This summary is not intended to be a complete description of the Plan, and it is qualified in its entirety by reference to the Agreed Order, Plan Supplement, Plan and Disclosure Statement.  A copy of the Agreed Order and Plan are attached as an exhibit.

(a)           The Agreed Order provided final approval of the Disclosure Statement, a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K dated January 23, 2014.

(b)           Upon the Confirmation Date, the Reorganized Debtor will have 150,000,000 shares of authorized common stock and 50,000,000 shares of authorized preferred stock and there will be 1,985,685 shares of common stock outstanding.  However, the Plan recognizes that disputes may exist regarding certain equity interests as more fully described in the Bankruptcy Settlement Agreement dated January 15, 2014, filed as an exhibit to the Company's Current Report on Form 8-K dated January 23, 2014 (the "BSA").  The BSA and Plan provide that these disputes, if any, will be resolved by arbitration and the Reorganized Debtor may be required to issue additional shares of common stock.  All outstanding shares of the Company's preferred stock, warrants, options, conversion rights and other rights to acquire shares of common stock and all "super voting" shares are cancelled.  No additional shares of any class may be issued by the Reorganized Debtor until after the Initial Shareholders' Meeting Post-Confirmation ("Shareholder Meeting"), except if necessary to effect rulings of the arbitrator pursuant to the BSA.

(c)           The Reorganized Debtor's Board of Directors consists of Messrs. Arthur L. Smith, William E. McIlwain and James J. Davis.  The Reorganized Debtor's officers, who serve at the discretion of the board of directors until the Shareholder Meeting, are:

Arthur L. Smith                                 President and Chief Executive Officer
Antonio Estrada                               Chief Financial Officer

(d)           The Reorganized Debtor is required to hold the Shareholder Meeting to elect a new board of directors after August 31, 2014, and before September 15, 2014.  The Reorganized Debtor's current officers and directors, as well as the parties to the BSA and a Rule 11 Mediated Settlement Agreement dated January 14, 2014 (the "Rule 11 Agreement"), are not eligible for election to the new board of directors at the Shareholder Meeting.  Messrs. Smith and Estrada are not permitted to be named as proxies in connection with the Shareholder Meeting.

(e)           The Plan requires that title to the issued and outstanding shares of Hurley Enterprises, Inc. ("Hurley") and Dishon Disposal, Inc. ("Dishon") owned by the Company shall be transferred to a Grantor Trust subject to existing liens and the Rule 11 Agreement and  shall remain the property of the Company's bankruptcy estate until sold. The Hurley and Dishon shares shall not vest in the Reorganized Debtor.  The Plan also provides that certain retained litigation claims will be transferred to the Grantor Trust.  The beneficiary of the Grantor Trust is the Reorganized Debtor.  All other assets of the Company which are not transferred to the Grantor Trust and/or retained by the Debtor, shall be vested in the Reorganized Debtor as of the Confirmation Date, including but not limited to the common stock of Shift8 Technologies, Inc., free and clear of liens, claims and encumbrances.  The trustee of the Grantor Trust and Disbursing Agent is Mr. William R. Greendyke.

(f)           All of the issued and outstanding shares of Dishon and Hurley will be sold and the proceeds from the sale will be used to discharge certain allowed claims.  The claims distribution set forth in the Plan is as follows:

(i)          Allowed priority claims will be paid in full from cash on hand.

(ii)         Allowed administrative claims will be paid from the proceeds of the sale of the Dishon shares and the Hurley shares except for those amounts paid pursuant to the budget attached to the Plan.  The Company will estimate the maximum potential amount of any federal income tax liability on the gains derived from the sale of the Dishon shares and Hurley shares and deposit that amount into a reserve account until determination of the actual taxes due.

(iii)        Proceeds from the sale of the Dishon shares in excess of $1,250,000 plus one-half of the Company's unpaid professional fees (the "Dishon Carve Out") and amount reserved for taxes will be delivered to creditors holding $30,000,000 of the Company's indebtedness secured by the Dishon shares, up to the principal of and accrued interest on such indebtedness.  In addition, the secured creditors maintain a right to seek a refund if the estimated amount withheld for taxes on the sale of the Dishon shares exceeds the tax obligation.  Principal of or interest on the Company's indebtedness secured by the Dishon shares that is in excess of the net proceeds from the sale of Dishon shares will be waived.

(iv)        Proceeds from the sale of the Hurley shares in excess of $1,250,000 plus one-half of the Company's unpaid professional fees (the "Hurley Carve Out") and amount reserved for taxes will be delivered to creditors holding $30,000,000 of the Company's indebtedness secured by the Hurley shares, up to the principal of and accrued interest on such indebtedness.  In addition, the secured creditors maintain a right to seek a refund if the estimated amount withheld for taxes on the sale of the Hurley shares exceeds the tax obligation.  Principal of or interest on the Company's indebtedness secured by the Hurley shares that is in excess of the net proceeds from the sale of Hurley shares will be waived.

(v)         Allowed unsecured claims of $1,000 or less will be paid in full from cash on hand.

(vi)        Allowed unsecured claims greater than $1,000 will be paid in full from the Dishon Carve Out and the Hurley Carve Out.  To the extent the combined $2.5 million withheld from the sale of the Dishon shares and Hurley shares exceeds the amount of the unsecured claims, the excess shall be applied to the unpaid professional fees.

(vii)       All cure payments under assumed contracts are due to be paid within 90 days of April 4, 2014.

(viii)      If there are proceeds from the sale of the Dishon shares and Hurley shares in excess of the amounts described in the foregoing paragraphs, they will be paid 6/7th to Hurley Fairview, LLC, Terry Dishon, Sheyenne Hurley, and Riverfront Capital, LLC in the ratios set forth in the Plan, with the remaining 1/7th to the paid to the Reorganized Debtor.

(g)           All executory contracts of the Company are rejected except as previously assumed by order in the Bankruptcy Court or specifically listed as assumed in the Plan.

(h)           Per the Plan, the Reorganized Debtor releases Messrs. Arthur L. Smith, Antonio Estrada, William E. McIlwain and James J. Davis in their individual capacity and their respective capacities as officers and/or directors, as applicable, of Digerati, Hurley Enterprises, Inc. or Dishon Disposal, Inc. of all claims and causes of action arising on or before the Confirmation Date which could be asserted by the Debtor, the estate and/or on account of the Bankruptcy through the Shareholder Meeting.  The Debtor also releases Arthur L. Smith, William McIlwain and James Davis to the greatest extent provided by law from any claims.

(i)            The Confirmation Order is subject to appeal for 14 days from the Confirmation Date.  Any actions taken under the Plan after the Confirmation Date are approved notwithstanding the entry of a stay pending appeal of the Confirmation Order.  The Effective Date of the Plan is December 31, 2014.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Title to the stock of Hurley Enterprises, Inc. ("Hurley") and Dishon Disposal, Inc. ("Dishon") shall be transferred to the Grantor Trust subject to existing liens and subject to the Rule 11 Agreement and shall remain property of the estate until sold.  The Hurely and Dishon shares shall not vest in the Reorganized Debtor.  Therefore, the stock of Hurley and Dishon shall remain property of the Company but the sale proceeds shall be for the payment of claims and the benefit of the Reorganized Debtor.  The Company's retained litigation claims are being transferred to the Grantor Trust and the Reorganized Debtor is the beneficiary of the Grantor Trust.  All other assets which are not transferred to the Grantor Trust and/or retained by the Debtor, of the Company shall vest in the Reorganized Debtor.

Section 3 – Securities and Trading Markets

Item 3.03.  Material Modification to Rights of Security Holders.

The issued and outstanding shares of the Company's Series A Preferred Stock and Series E Preferred Stock are cancelled and deemed void ab initio pursuant to the Plan on April 4, 2014.  In addition, all warrants, preferred shares, debentures and stock options are also cancelled pursuant to the Plan.

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Messrs. William E. McIlwain and James J. Davis were appointed as directors of the Reorganized Debtor pursuant to the Plan on April 4, 2014 until the Shareholder Meeting, which is to be held on or before September 15, 2014 but after August 31, 2014.  Mr. McIlwain serves without compensation.  Mr. Davis may be paid $500.00 per meeting of the Board of Directors, up to a maximum of $2,500.00 per month.  Mr. Smith will not receive compensation as a director but is compensated as an officer as set forth in the following paragraph.  Except as set forth in the Plan or Disclosure Statement, there is no arrangement or understanding pursuant to which Messrs. McIlwain or Davis were selected as a director of the Company and there are no other transactions between the Company and Messrs. McIlwain or Davis.

The Plan provides that Messrs. Arthur L. Smith and Antonio Estrada each will be compensated at the rate of $8,900.00 per month as an officer of the Reorganized Debtor subject to the terms set forth in the Plan.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Plan requires the Reorganized Debtor to amend its Articles of Incorporation to provide for authorized capital consisting of 150,000,000 shares of Common Stock, $.001 par value and 50,000,000 shares of preferred stock, $.001 par value.  Restated Articles of Incorporation of the Reorganized Debtor were filed on April 10, 2014 pursuant to the Plan.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1	Agreed Order Confirming Joint Plan of Reorganization filed by Plan Proponents
2.2	Plan Proponents' Joint Chapter 11 Plan of Reorganization as Modified on the Record on April 4, 2014
2.3	Plan Supplement Naming Independent Director in Connection With Plan Proponents' Joint Chapter 11 Plan of Reorganization
2.4	Disclosure Statement Under 11 U.S.C. § 1125 and Bankruptcy Rule 3016 in Support of Plan Proponents' Joint Chapter 11 Plan of Reorganization
2.5	Bankruptcy Settlement Agreement dated January 15, 2014 (incorporated by reference to the Company's Current Report on Form 8-K dated January 23, 2014 (File No. 14541942)).
3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws
99.1	Press release dated April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

By:	/s/Arthur L. Smith
Name: Arthur L. Smith
Title: Chief Executive Officer

Dated: April 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreed Order Confirming Joint Plan of Reorganization filed by Plan Proponents
2.2	Plan Proponents' Joint Chapter 11 Plan of Reorganization as Modified on the Record on April 4, 2014
2.3	Plan Supplement Naming Independent Director in Connection With Plan Proponents' Joint Chapter 11 Plan of Reorganization
2.4	Disclosure Statement Under 11 U.S.C. § 1125 and Bankruptcy Rule 3016 in Support of Plan Proponents' Joint Chapter 11 Plan of Reorganization
2.5	Bankruptcy Settlement Agreement dated January 15, 2014 (incorporated by reference to the Company's Current Report on Form 8-K dated January 23, 2014 (File No. 14541942)).
3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws
99.1	Press release dated April 10, 2014